CHEMUNG FINANCIAL CORPORATION

POWER OF ATTORNEY

The undersigned officer/director of CHEMUNG FINANCIAL CORPORATION hereby appoints each of Jan P. Updegraff, Jane H. Adamy and James E. Corey III, signing singly, as attorneys-in-fact, to sign in the name and on behalf of the undersigned, in any and all capacities stated therein, and to file with the Securities and Exchange Commission ("Commission") under the Securities Act of 1934, as amended ("the Act"), and the Rules of the Commission relating to beneficial ownership and insider reporting and trading of stock in CHEMUNG FINANCIAL CORPORATION, all reports and amendments thereto on Forms 3, 4 and 5. This Power of Attorney shall become effective as of the date of execution and remain in full force and effect until the undersigned is no longer subject to the reporting requirements of the Act, unless earlier revoked in a writing duly executed and delivered to the Secretary of the Corporation.

/s/Michael J. Crimmins
Signature

Michael J. Crimmins
Printed Name

November 20, 2006
Date

Received by:
/s/Jane H. Adamy
Corporate Secretary

November 20, 2006
Date

State of New York)

: ss.

County of Chemung)

On the 20th day of November, 2006, before me, personally came Michael J. Crimmins, to me personally known and known to me to be the same person described in and who executed the foregoing CHEMUNG FINANCIAL CORPORATION POWER OF ATTORNEY, and he duly acknowledged to me that he executed the same.

/s/Kathleen S. McKillip

Notary Public